UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 12, 2011

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

287 East 950 South
Orem, Utah 84058
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (801) 889-1800

With a Copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
T: (516)833-5034
F: (516)977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2011, the Board of Directors of Global Investor Services Inc. (the “Company”) appointed Todd C. Jorn as a director of the Company.  There is no understanding or arrangement between Mr. Jorn and any other person pursuant to which Mr. Jorn was selected as a director.  Mr. Jorn does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

Mr. Jorn is currently Managing Director, Global Insurance Markets for The Seaport Group in New York, a position he has held since May 2010. The Seaport Group is a registered broker-dealer engaged in the sales and trading of capital markets securities where Mr. Jorn manages the firm’s secondary insurance products trading desk and directs the development of the asset management business.  Mr. Jorn was also a partner at Pfife Hudson Group in New York from 2005 to 2009, a Managing Director of The Provident group in New York from 2002 to 2005 and spent almost 20 years at Lehman Brothers in New York from 1984 to 2002 as a Managing Director.  Mr. Jorn is a graduate of Duke University and earned his MBA from Georgia State University.

Item 7.01	Regulation FD Disclosure.

On April 14, 2011, the Company held an investor conference call and webcast for the purpose of providing a business and marketing update. The Supplemental Information package for use during this conference call is furnished herewith as Exhibit 99.1 and incorporated by reference in Item 7.01. All information in the Supplemental Information package is presented as of the particular date or dates referenced therein, and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01-	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Global Investor Services, Inc. Business and Marketing Update – April 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

By:	/s/ WILLIAM KOSOFF
Name: William Kosoff
Title: Chief Financial Officer and Director

Date:	April 14, 2011 Orem, Utah